UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 9, 2023

(Date of earliest event reported)

U.S. Lighting Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55689	46-3556776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1148 E 222nd Steet, Euclid, Ohio 44117

(Address of principal executive offices) (Zip Code)

216-896-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

While preparing US Lighting Group, Inc.’s financial statements for the quarter ended September 30, 2023, we determined that it was necessary to reassess our revenue recognition policy with respect to the accounting treatment for $200,000 in fees related to Futuro Houses dealer territory agreements that the company recognized as revenue in the first quarter of 2023. At the direction of our board of directors, our management team discussed the accounting treatment with our independent accountant, GBQ Partners LLC, on November 9, 2023. After that discussion, our management team concluded that these fees represent a symbolic intellectual license, and pursuant to Financial Accounting Standards Board Accounting Standards Codification 606, Revenue from Contracts with Customers, should be recognized over the expected term of the dealer agreements instead of at the time of receipt in the first quarter.

As a result of the misapplication of ACS 606, our previously issued financial statements for the first quarter of 2023 contained an error, overstating revenue by $179,498 in the statement of operations and understating deferred revenue in the balance sheet by the same amount. Our previously issued financial statements as of and for the six months ended June 30, 2023 continued this error, overstating revenue by $129,498 in the statement of operations and understating deferred revenue in the balance sheet by the same amount. We will refile our Forms 10-Q for the quarters ended March 31 and June 30, 2023 to correct these errors. Futuro Houses, LLC entered into these dealer territory agreements in the first quarter of 2023, and they have no effect on our financial statements for 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US Lighting Group, Inc.

Dated November 15, 2023	/s/ Anthony R. Corpora
By Anthony R. Corpora
Chief Executive Officer

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